UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 5, 2019

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Sierra Drive Irving, TX		75039
(Address of principal executive offices)		(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Private Debt Offering

On February 6, 2019 Vistra Operations Company LLC (“Vistra Operations” or the “Issuer”), an indirect wholly-owned subsidiary of Vistra Energy Corp. (the “Company”), issued and sold $1,300,000,000 aggregate principal amount of the Issuer’s 5.625% Senior Notes due 2027 (the “New Notes”) in an offering to eligible purchasers under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The New Notes were sold pursuant to a purchase agreement (the “Purchase Agreement”) by and among the Issuer, certain direct and indirect subsidiaries of the Issuer (the “Subsidiary Guarantors”), and J.P. Morgan Securities LLC, as representative of the several initial purchasers named in Schedule I thereto (the “Initial Purchasers”). A copy of the Purchase Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 24, 2019.

The Issuer received net proceeds from the sale of the New Notes of approximately $1,284,225,000 after deducting the initial purchasers’ discounts and commissions and estimated offering-related expenses. The Company used the net proceeds to pay the purchase price and accrued interest (together with fees and expenses) required in connection with the Tender Offer (as defined below).

The New Notes were issued under an indenture, dated as of February 6, 2019 (the “2027 Notes Indenture”), by and among the Issuer, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee.

The 2027 Notes Indenture provides for the full and unconditional guarantee by the Subsidiary Guarantors of the punctual payment of the principal of, premium, if any, interest on and all other amounts due under the New Notes and the 2027 Notes Indenture (the “Guarantees”).

Interest on the New Notes will accrue from February 6, 2019, at a rate of 5.625% per annum. Interest on the New Notes will be payable by the Issuer on February 15 and August 15 of each year, beginning on August 15, 2019. The New Notes will mature on February 15, 2027.

Prior to February 15, 2022, the Issuer will have the option to redeem all or any portion of the New Notes at a redemption price equal to 100% of the aggregate principal amount of the New Notes being redeemed, plus a make-whole premium and accrued and unpaid interest, if any, to, but excluding, the redemption date. On or after February 15, 2022, the Issuer may redeem all or any portion of the New Notes at various redemption prices set forth in the 2027 Notes Indenture. Prior to February 15, 2022, the Issuer may also redeem up to 40% of the New Notes at a price equal to 105.625% of the aggregate principal amount of the New Notes, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, using the proceeds of certain equity offerings of the Issuer or any direct or indirect parent entity of the Issuer to the extent such proceeds are contributed to the common equity capital of the Issuer.

Upon (i) the occurrence of a change of control and (ii) a downgrade by one or more gradations, or the withdrawal, in either case, of the rating of the New Notes within 60 days after the change of control by at least two of Moody’s Investors Service, Inc., Standard & Poor’s Financial Services LLC or Fitch Ratings Inc., the Issuer will be required to make an offer to repurchase all or any portion of the outstanding New Notes at a price in cash equal to 101% of the aggregate principal amount of the New Notes repurchased, plus any accrued and unpaid interest to, but excluding, the repurchase date, subject to the rights of holders thereof on the relevant record date to receive interest due on the relevant interest payment date.

The 2027 Notes Indenture contains certain covenants and restrictions, including, among others, restrictions on the ability of the Issuer and its subsidiaries, as applicable, to create certain liens, merge or consolidate with another entity, and sell all or substantially all of their assets.

The foregoing description of the 2027 Notes Indenture and the New Notes does not purport to be complete and is qualified in its entirety by reference to the 2027 Notes Indenture and the forms of New Notes, copies of which are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K (this “Current Report”) and are incorporated by reference herein.

Tender Offer and Consent Solicitation

On February 5, 2019, the Company issued a press release announcing the results to date of its previously announced cash tender offer (the “Tender Offer”) for its 7.375% Senior Notes due 2022 (the “Existing Notes”) issued by Dynegy Inc. (“Dynegy”), as predecessor to the Company. In conjunction with the Tender Offer, the Company also announced the results to date for the Company’s previously announced solicitation of consents (the “Consent Solicitation”) from holders of the Existing Notes to amend certain provisions of the 2022 Notes Indenture (as defined below) corresponding to the Existing Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

As described in the above-mentioned press release, the Company received the requisite consents of the holders of the Existing Notes to amend certain provisions of the 2022 Notes Indenture governing the Existing Notes. Accordingly, on February 6, 2019, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), executed and delivered the Tenth Supplemental Indenture (the “Supplemental Indenture”) to that certain indenture, dated as of October 27, 2014 (as amended and supplemented prior to the Supplemental Indenture, the “2022 Notes Indenture”), by and between the Company, as successor by merger to Dynegy, and the Trustee.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture, a copy of which is filed as Exhibit 4.4 to this Current Report and is incorporated by reference herein.

This Current Report does not constitute an offer to purchase nor a solicitation of an offer to sell any Existing Notes in the Tender Offer. The Tender Offer and the Consent Solicitation are only being made pursuant to the Offer to Purchase and Consent Solicitation and the accompanying Letter of Transmittal and Consent. The Tender Offer and the Consent Solicitation are not being made to holders of Existing Notes in any state or jurisdiction in which the making or acceptance thereof would be unlawful under the securities laws of any such jurisdiction.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Private Debt Offering” in Item 1.01 of this Current Report is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Indenture, dated as of February 6, 2019, among Vistra Operations Company LLC, as Issuer, the Subsidiary Guarantors (as defined therein), and Wilmington Trust, National Association, as Trustee.

4.2	—	Form of Rule 144A Global Security for 5.625% Senior Note due 2027 (included in Exhibit 4.1).

4.3	—	Form of Regulation S Global Security for 5.625% Senior Note due 2027 (included in Exhibit 4.1).

4.4	—	Tenth Supplemental Indenture, dated as of February 6, 2019, by and among the Company, as the Issuer (as successor by merger to Dynegy) and Wilmington Trust, National Association, as the Trustee.

99.1	—	Press Release issued by Vistra Energy Corp. dated February 5, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to    be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2019	Vistra Energy Corp.

/s/ Kristopher E. Moldovan
Name: Kristopher E. Moldovan
Title: Senior Vice President and Treasurer